SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
                 -----------------------------------------------



         This Second Amendment to Purchase and Sale Agreement (the "Amendment") is made as of March 1, 1997 by and among ORTHOLOGIC CORP., a Delaware corporation ("Buyer") and TORONTO MEDICAL CORP., an Ontario corporation ("Seller").

         1. Amendment and Effective Date. This Amendment, which shall be effective as of March 1, 1997, amends the Purchase and Sale Agreement made as of December 30, 1996 by and among Buyer and Seller (the "Agreement"), as amended by the Amendment to Purchase and Sale Agreement made as of January 16, 1997 by and among Buyer and Seller. Except as specifically modified by this Amendment, the Agreement shall remain in full force and effect.

         2. Definitions. The defined terms in the Agreement shall have the same meanings in this Amendment.

         3. Amendments. The amendments to the Agreement, which shall be effective immediately, shall be as set forth in this Section 3.

                  a. The third sentence of Section 2.1(a) of the Agreement shall be revised in its entirety to read as follows to replace the word "debtor" with "creditor":

                  "If an Assumed Liability cannot, for any reason, be assumed by Buyer, Buyer shall pay at Closing the amount of such Assumed Liability directly to the creditor of Seller which is owed such Assumed Liability via bank cashier's check or wire transfer."

                  b. Section 2.8(b) of the Agreement shall be revised in its entirety to read as follows to delete a comma:

                  "With respect to employees of Seller, TMI and USORTHO who are not offered continuing employment with Buyer, Seller shall provide written notices to such employees and Seller, TMI or USORTHO, as the case may be, shall be responsible for all payments to said employees for wages, commissions, bonuses, vacations, severance and other similar forms of compensation owing to or accrued by such employees."

                  c. Schedule 3.10(a) to the Agreement shall be amended to include the following information:

                  USA H3 patent, which is listed as being "in process" under patent application number 951.020, has been completed under patent number 5327.882

                  Japanese L4 patent, which is listed as being "in process" under patent application number 502,160/90, has been completed under patent number 2118544


                  European L2, L3, A2E, A2S and H2 patent number 0,078,093 was revoked on October 17, 1992

                  USA Pronation/Supination Device patent, which is listed as being "in process," has been completed for the UK under patent number UK 96202080.0

                  USA and International Active/Passive Device patent, which is listed as being "in process," has been completed for the US under patent number 08/746,130 abd internationally under patent number PCT/CA96/00747

                  USA and International Wrist and Ankle Device patent, which is listed as "in process," has been completed for the US under patent number 08/561,193 and internationally under patent number PCT/CA96/00746

         4.   Authorization  and  Signatures.   By  signing  below,  each  party
represents that this Amendment has been duly authorized and constitutes an agreement by which it is bound.




                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be executed as of March 1, 1997 by their respective officers thereunto duly authorized.

                                  ORTHOLOGIC CORP.



                                  By: /s/ Allan M. Weinstein, Ph.D.
                                    -------------------------------------------
                                           Allan M. Weinstein, Ph.D.
                                           Chairman and Chief Executive Officer



                                  TORONTO MEDICAL CORP.



                                  By: /s/ J. P. Scheidegger
                                    -------------------------------------------
                                       Jean-Pierre Scheidegger
                                       Vice Chairman and Chief Operating Officer
                                        3